Exhibit 3.249

(Garuda) The Department of Business Development Serial No. 1-1004-53-4-042239 Issued on this day the 28 September 2010.

(TRANSLATION)

**Form Bor Or Jor. 2**

Certify true copy
- signature -
(Miss Thida Piriyawongsakorn)
Registrar

# MEMORANDUM OF ASSOCIATION

of

Ensco (Thailand) Limited

Registration No. BorKor. 0104553118091

This Memorandum of Association of the Company is made on 22 September 2010, with the following particulars:

Clause 1 The name of the Company is "Borisat Ensco (Pratedthai) Chamkad". The Romanized name is Ensco (Thailand) Limited

Clause 2 The Company's office shall be located at Bangkok Metropolis.

Clause 3 The objectives of the Company include 15 items, as appear in Form Wor. attached hereto.

Clause 4 The liability of the Company's shareholders is limited to an amount not exceeding the unpaid amount on the shares held by each.

-

(If the directors of the Company are to have unlimited liability, such liability should be stated. If they are not, please insert "-".)

Clause 5 The Company's authorized capital is Baht One Hundred Thousand (100,000), and is divided into Ten Thousand (10,000) shares, each of which has a par value of Baht Ten (10).

Clause 6 The names, residences, occupations, and signatures of, and the number of shares subscribed by, the 3 promoters are as follows:

(1) Mrs. Chutiya Choteprabhanich Age 44 (in years), Telephone No.
Address: No. 80 Tedsabanrangraktai Road, Khwaeng Ladyao, Khet Jatuchak, Bangkok Metropolis
Occupation Employee has subscribed to 1 share(s). (Signed) -signature-

(2) Mrs. Nuntavadee Nikornphan Age 32 (in years), Telephone No.
Address: No. 89/302 Tedsabansongkhro Road, Khwaeng Ladyao, Khet Jatuchak, Bangkok Metropolis
Occupation Employee has subscribed to 1 share(s). (Signed) -signature-

(3) Miss Boosba Hengrasme Age 27 (in years), Telephone No.
Address: No. 237/92 Soi Paholyothin 32, Khwaeng Senanikom, Khet Jatuchak, Bangkok Metropolis
Occupation Employee has subscribed to 1 share(s). (Signed) -signature-

(4) Age (in years), Telephone No.
Address:
Occupation has subscribed to share(s). (Signed)

(5) Age (in years), Telephone No.
Address:
Occupation has subscribed to share(s). (Signed)

(6) Age (in years), Telephone No.
Address:
Occupation has subscribed to share(s). (Signed)

(7) Age (in years), Telephone No.
Address:
Occupation has subscribed to share(s). (Signed)

All promoters agree that this Memorandum of Association shall become invalid if the incorporation of the Company is not registered within 10 years from the date of registration hereof.

-seal-

(Signed) -signature- ~~Promoter~~/Director Requesting Registration
(Mr. Derek Andrew Sangster)

Page 1 of 2 pages (Signed) -signature- Registrar

Ancillary document accompanying Application No. 84530927-49. (Mr. Somchai Chantarawong)

We, the promoters, whose signatures are appended above, agree that the Registrar may examine the accuracy of the personal information contained in the foregoing particulars.

(Garuda) The Department of Business Development Serial No. 1-1004-53-4-042239 Issued on this day the 28 September 2010. Form Bor Or Jor. 2 CERTIFICATION OF SIGNATURES BY WITNESSES Certify true copy - signature - (Miss Thida Piriyawongsakom) Registrar I, .......... JY1rn ... R\l.Y~.<'t:WJ!!l.MWgm.Q.!1!£l:t.!!L .................. , Age .... J.~ .. years, Telephone No ... .Q7.:9..JQ::-2Q9.9 ..... . 0 holding National Identification Card No. [II -I 1 I O I 1 I 2 I -I O ! 3 I O ! 6 I 3 ! -[IO] - ITJ □ holding other card (specify) ................................................ No ........................................................ . Residing at ......... 9.9.9 ........ Moo ....... : ........... Road ........... J{~1J.m.W ................ Khwaeng .......... S.i_l_Qm. ................ . Khet .................. Ban_grak .......................... Province ........... Bangkok.Metropolis ................................. . I, ........... MrA-.M.l!J~.<'trnt1)tJW.Yf!ti.15:.9m. ....................... , Age ... A'.? ..... years, Telephone No ... Q'.?.:9.~2:7-9.9.Q ... . 0 holding National Identification Card No. [II -l 1 l o l 1 I 7 l -l o l 2 l 1 l 2 l 6 I -[TIII -ITI □ holding other card (specify) ................................................ No ........................................................ . Residing at ......... 9.9.9 ........ Moo ..... : ........... Road .............. R.\l.m~_I.Y. .............. Khwaeng .......... S.i_l_Qm. ................ . Khet .................. Ban_grak ............. Province ........... Ban_g_kok Metropolis ................................. . HEREBY CERTIFY that all the promoters of the Company have set their hands before me. -seal- (Signed) ......................... -signature- ....................... Witness ( ......... Mrs. Raveewan.Min_gmontchai ......... ) (Signed) ......................... -signature- ....................... Witness L ...... Mrs. Maleerat Tathayatikom ........... J DUTY STAMP Baht200.00 To be Affixed (Signed} ................... :~ign!1!J.!I!i: .................. Promoter/Director Requesting Registration (__Mr .. Derek Andrew Sangster ... J Page ..... .7-....... o:t: ...... 2 ...... Pages ................. Ensco.(Thailand} Limited ............. . Ancillary document accompanying Application No ... &1~.~.Q9.7.7::-.49.. (Signed) .................. :~JglJAtiJri:.: .................. Registrar (_ Mr .. Somchai Chantarawong_)

(Garuda) The Department of Business Development Serial No. 1-1004-53-4-042239 Issued on this day the 28 September 2010.

**Form Wor.**

(TRANSLATION)

Certify true copy
- signature -
(Miss Thida Piriyawongsakorn)
Registrar

**OBJECTIVES IN DETAIL**

**of**

Ensco (Thailand) Limited

Registration No. 0104553118091

The objectives of this ~~partnership~~/company are 15 in number as follows:

(1) To carry on the business of services and provision of support in relation to petroleum exploration and production, including oil and gas well drilling services as well as construction works, repair and maintenance, consultation in relation to petroleum wells, facilities and petroleum exploration and production.

(2) To buy, obtain, own, possess, rent, buy on hire-purchase, import, export, sell, let, lease and sell on hire-purchase machinery, equipment and devices in relation to petroleum exploration and production, oil and gas well drilling, including consultation, advice, installation, repair and maintenance service of such machinery, equipment and devices.

(3) To buy, obtain, own, charter and operate all kinds of vessels, specifically including but not limited to mobile offshore drilling units, for the purpose of conducting services in accordance with the Company's objectives and for transportation of machinery, equipment, spare-parts, vessel personnel, engineers and crews as well as for accommodation of the vessels' crews.

(4) To carry on the business of bidding for sale of goods, provision of services or hire of work in accordance with the Company's objectives, for any person, body of persons, juristic person, government agency and/or state enterprise.

(5) To buy, obtain, receive, rent, buy on hire-purchase, own, possess, improve, use or otherwise manage any property whatsoever as well as the fruits thereof, except for exploiting benefits from land.

(6) To sell, transfer, mortgage, pledge, exchange or otherwise dispose of any property, except for exploiting benefits from land and other natural resources and internal trade relating to indigenous agricultural produces.

(7) To borrow money, overdraw from accounts with banks, juristic persons or other finance institutions; to give commercial credit; to accept, issue, transfer or endorse bills of exchange or other negotiable instruments, except banking business, finance business and credit foncier business.

(8) To contact public bodies and officials to acquire or dispose of privileges, agreements, rights, titles, permits, rights over trade marks, industrial property, copyrights, patents, concessions or any special rights that are necessary for the operation of the Company.

-seal-

(Signed) -signature- ~~Promoter~~/Director Requesting Registration
( Mr. Derek Andrew Sangster )

Page 1 of 2 pages (Signed) -signature- Registrar

Ancillary document accompanying Application No. 84530927-49 ( Mr. Somchai Chantarawong )

If any objective is required by law to obtain official approval, the juristic person must apply for such approval in accordance with the governing law

BKKDMS-188430-v2-Ensco_(App_Inco-Eng)_Tus.DOC

(Garuda) The Department of Business Development Serial No. 1-1004-53-4-042239 Issued on this day the 28 September 2010.

**Form Wor.**

(TRANSLATION)

Certify true copy
- signature -
(Miss Thida Piriyawongsakorn)
Registrar

**OBJECTIVES IN DETAIL**

**of**

Ensco (Thailand) Limited

Registration No. 0104553118091

The objectives of this ~~partnership~~/company are 15 in number as follows:

(9) To file applications, hold permits and any registrations necessary or beneficial to the activities of the Company.

(10) To establish branch offices or appoint agents within or outside the country.

(11) To become a partner with limited liability in a limited partnership, or a shareholder in a private company and a public company.

(12) To guarantee natural persons or juristic persons, and persons involved with the business operations of the Company, under immigration, taxation, customs, labour and other laws.

(13) To carry on the business of purchase, import and export for distribution abroad of all kinds of goods.

(14) To carry on the business as a broker or agent for trading in or for procurement of goods or services necessary for production or provision of services by affiliated enterprises.

(15) The Company is entitled to issue shares at a price higher than par value.

-seal-

(Signed) -signature- ~~Promoter~~/Director Requesting Registration
( Mr. Derek Andrew Sangster )

Page 2 of 2 pages

(Signed) -signature- Registrar
( Mr. Somchai Chantarawong )

Ancillary document accompanying Application No. 84530927-49

If any objective is required by law to obtain official approval, the juristic person must apply for such approval in accordance with the governing law

BKKDMS-188430-v2-Ensco_(App_Inco-Eng)_Tus.DOC